Exhibit 10.30.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “First Amendment”) by and between Nextel Communications, Inc., a Delaware corporation (the “Company”) and Paul N. Saleh (the “Executive”), is made and entered into as of March 15, 2008 (the “Revised Effective Date”).

WITNESSETH:

WHEREAS, the Executive and the Company entered into an Employment Agreement dated as of April 1, 2004 (the “Original Agreement”);

WHEREAS, in recognition of his leadership while serving as interim Chief Executive Officer, and pursuant to Section 26 of the Original Agreement, the Company and the Executive wish to amend the Original Agreement, effective as of the Revised Effective Date, as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein, the Company and the Executive agree as follows:

I.

Effective as of the Revised Effective Date, pursuant to Section 26 of the Original Agreement, the Executive and the Company agree to amend the Original Agreement, as provided below.

II.

Section 4 is hereby amended by adding a new paragraph (d) as follows:

(d) The Company will make a one-time payment of $250,000 in a lump sum to the Executive, conditioned on the Executive delivering to the Company a release in a form reasonably satisfactory to the Company with all periods for revocation expired as described in Section 9(b).

III.

Except as specifically amended herein, the Original Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be signed by an officer pursuant to the authority of its Board, and the Executive has executed this First Amendment, as of the day and year first written above.

Nextel Communications, Inc.

By:	/s/ Leonard J. Kennedy
Leonard J. Kennedy
Vice President

/s/ Paul N. Saleh
Paul N. Saleh

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